Exhibit 99.1
IDEX Corporation
Fourth Quarter 2009 Earnings Release
February 4, 2010

Agenda
• Q4 and FY 2009 Summary • Q4 2009 Segment Performance Fluid & Metering Health & Science Dispensing Equipment Fire & Safety • 2010 Guidance Update • Q&A

Replay Information
Dial toll-free: 888.203.1112
International: 719.457.0820
Conference ID: #7923468
Log on to: www.idexcorp.com

Cautionary Statement Under the Private Securities Litigation Reform Act
This presentation and discussion will include forward-looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC.

Q4 and FY 2009 Financial Performance
Q4 ‘09Q4 ‘08Var 2009 2008 Var
Orders $348 $336 4% $1,342 $1,493 (10)%
- Organic - (13)%
Sales $343 $355 (3)% $1,330 $1,489 (11)%
- Organic (7)% (14)%
Adj. Op Margin* 16.4% 14.2% 220bp 15.0% 17.1% (210)bp
Adj. EBITDA* $71 $65 9% $258 $308 (16)%
Adj. EPS* $.43 $.38 13% $1.53 $1.92 (20)%
FCF $49 $45 9% $190 $197 (4)%
*Q4 ‘09 adjusted for $3.8M of restructuring expense ($12.7M in Q4 ‘08); FY2009 adjusted for $12.1M of restructuring expense and $3.1M fair value inventory charge (FY2008 adjusted for $18.0M of restructuring expense and $30.1M goodwill impairment charge).
Solid Operating Margins and Strong Free Cash Flow

Fluid & Metering
Q4 ‘09Q4 ‘08Change
Orders $172.0 $168.0 2%
Sales $170.2 $179.2 (5)%
-Organic (9)%
-Acquisition 1%
-Currency 3%
Operating Margin* 17.9% 16.3% 160bp
Op Margin excl acq* 18.1% 16.3% 180bp
*Op Margin excludes restructuring expense in both Q4’09 and Q4’08
2010 Outlook
Energy & Water will continue to benefit from strong global markets Slow recovery in Chemical and general industrial markets
Strong global energy and water markets, slower recovery in other markets

Health & Science
Q4 ‘09Q4 ‘08 Change
Orders $84.1 $76.8 10%
Sales $80.2 $77.8 3%
-Organic 1%
-Acquisition 2%
Operating Margin* 22.2% 18.0% 420bp
Op Margin excl acq* 21.9% 18.0% 390bp
*Op Margin excludes restructuring expense in both Q4’09 and Q4’08
2010 Outlook
Core analytical instrumentation markets are improving Non-core supported by broader economic stabilization
Core markets improving, return to growth in segment

Dispensing Equipment
Q4 ‘09Q4 ‘08 Change
Orders $23.3 $23.7 (2)%
Sales $23.2 $25.7 (10)%
-Organic (17)%
-Currency 7%
Operating Margin* 12.3% (5.9)% n/m
*Op Margin excludes restructuring expense in both Q4’09 and Q4’08
2010 Outlook
Order activity in North American retail channel and European markets expected to remain slow Cost reductions will result in reasonable profitability and strong cash flow
Continued market softness in North America and Europe

Fire & Safety / Diversified Products
Q4 ‘09 Q4 ‘08 Change
Orders $69.9 $69.6 1%
Sales $70.2 $73.4 (4)%
-Organic (8)%
-Currency 4%
Operating Margin* 25.5% 24.5% 100bp
*Op Margin excludes restructuring expense in both Q4’09 and Q4’08
2010 Outlook
Strong global activity in rescue tools
N.A. fire suppression down significantly due to decline in OEM backlogs Band clamping markets stable and improving
North American fire suppression order rates down; continued global Webcast slides growth final.pdf in rescue tools; band clamping end markets improving

2010 Guidance Summary
Q1 2010
EPS estimate range: $0.40 — $0.42
Organic growth up 2-3%
Positive Fx impact of ~3% to sales (at current rates)
FY 2010
EPS estimate range: $1.63 — $1.73
Organic growth up 2 — 4%
Operating margins of 15.7% — 16.2%
Positive Fx impact of ~1% to sales (at current rates) Tax rate = 33%
Other modeling
items Cap Ex $27-30M
Free Cash Flow exceeds net income
EPS estimate excludes potential restructuring charges of 3-4 cents

Q&A